                                                         Exhibit No. EX-99.d.2.r

                             SUB-ADVISORY AGREEMENT

     AGREEMENT  dated  this  __ day  of_________,  2008,  among  DFA  INVESTMENT
DIMENSIONS  GROUP INC., a Maryland  corporation  (the "Fund"),  DIMENSIONAL FUND
ADVISORS LP, a Delaware limited partnership  ("DFA"), and DFA AUSTRALIA LIMITED, a corporation organized under the laws of New South Wales ("DFA Australia").

     WHEREAS,  DFA is the investment  advisor to all the portfolios of the Fund, including the T.A. World ex U.S. Core Equity Portfolio (the "Portfolio"); and

     WHEREAS,  the Portfolio  invests in securities of issuers  associated  with international  markets  designated  by  the  Investment  Committee  of  DFA,  as categorized, defined, and limited in accordance with the Fund's prospectus; and

     WHEREAS,  DFA Australia  personnel have expertise in certain business areas pertinent to the  business  operations  of the  Portfolio  and the  selection of brokers or dealers and the  execution  of trades with  respect to  international securities; and

     WHEREAS,  DFA wishes to retain DFA Australia as sub-advisor with respect to the Portfolio,  and DFA Australia  wishes to act as sub-advisor,  upon the terms hereinafter set forth.

     NOW,  THEREFORE,  in consideration of the premises and mutual covenants and conditions contained herein, the parties hereto agree as follows:

     1. Services to Be Performed. DFA hereby employs, subject to approval by the
Board of Directors of the Fund and supervision by DFA, DFA Australia to furnish, at DFA  Australia's  expense,  the services  described below with respect to the
Portfolio:

     a.   DFA Australia  shall have the authority and  responsibility  to select brokers  or  dealers  to  execute  purchases  and  sales  of  eligible securities for the Portfolio.  Such authority and responsibility shall include,  without limitation,  (i) providing  investment and ancillary services for DFA and  determining the best and most efficient means of purchasing and selling such  portfolio  securities in order to receive best price and execution, and (ii) allocating trades among brokers and dealers,  including  any  affiliate  of the Fund or of any  investment advisor or affiliate thereof,  subject to Section 17 of the Investment
          Company Act of 1940 (the "1940 Act").  In carrying out its obligations hereunder,  DFA  Australia  will  act  with a view to the  Portfolio's objectives,  as set forth in the Fund's  registration  statement,  and
          otherwise   communicated  to  DFA  Australia  by  DFA,  including  the objectives  of  receiving  best  price  and  execution  for  portfolio transactions  and of causing as little price  fluctuation as possible.
          DFA  Australia  shall not  receive any  commission  or rebate from any broker or dealer to whom it allocates  trades nor shall it receive any commission  from DFA based upon the  allocation  of  trades.  DFA will
          advise  DFA   Australia   of  changes  in  the  Fund's   Articles   of
          Incorporation, By-Laws, and registration statement, and any objectives not  appearing  therein,  as they may be relevant  to DFA  Australia's performance  under this  Agreement.  DFA will furnish to DFA Australia reports on cash  available for  investment  and needed for  redemption payments.  DFA shall be  responsible  to the Board of Directors of the
          Fund for the  preparation  of  schedules  of  securities  eligible for purchase and sale by the Portfolio ("execution schedules"),  and shall prepare  such  schedules  on at least a  semi-annual  basis,  it being understood  that DFA may  consult  with DFA  Australia  in  connection therewith,  and may delegate to DFA Australia the  preparation of such schedules.  On at  least a  semi-annual  basis,  DFA will  review  the
          Portfolio's  holdings,  make,  itself  or  in  consultation  with  DFA
          Australia,  any necessary adjustments to the execution schedules,  and review the securities trading process and executions. DFA Australia is authorized  to have orders  executed for more or fewer shares than set forth on the  execution  schedules  when market  conditions  and other factors  permit or  require,  provided  that such  variances  from the execution  schedules are within the parameters  agreed to by DFA, from time to time, or in specific  cases.  DFA  Australia  shall report the results  of all  trading  activities  and all such  other  information relating  to  portfolio  transactions  for  the  Portfolio  as DFA may reasonably  request,  on a daily  basis  to DFA and any  other  entity designated by DFA, including, without limitation, the custodian of the
          Fund. DFA Australia shall review and coordinate its agency trading and execution strategies, practices, and results with DFA as frequently as reasonably requested.

     b.   DFA Australia shall maintain, and periodically review with DFA and the
          Fund, policies and procedures necessary to ensure the effectiveness of on-line  communications  systems  between DFA Australia,  DFA, and the
          Fund.

     c.   DFA Australia shall periodically  provide DFA with data concerning the
          Asia Pacific markets, and it shall maintain and provide to DFA current financial information with respect to specific Asia Pacific securities on the execution schedules.  DFA Australia shall also furnish DFA with advice and information  regarding securities of Asia Pacific companies and shall provide DFA with such recommendations in connection with the investment  therein  by the  Portfolio  as DFA  Australia  shall  deem necessary  and  advisable  in light of the  investment  objective  and policies of the Portfolio.

     2. Compensation.  For the services provided by DFA Australia hereunder, DFA shall pay DFA  Australia a fee equal to $13,000  (US) per year,  to be paid on a quarterly  basis.  In the event that this  Agreement is terminated at other than quarter-end, the fee for such quarter shall be prorated.

     3.  Liability of DFA Australia.  DFA Australia  shall not be liable for any error of judgment or of law or for any loss  suffered by the Fund in  connection with the matters to which this  Agreement  relates,  except loss  resulting from willful misfeasance, bad faith, or gross negligence on the part of DFA Australia in the performance of its  obligations and duties,  or by reason of its reckless disregard of its obligations and duties under this Agreement.

     4. Term. This Agreement shall become effective on _______,  2008, and shall remain in effect until ________,  2010,  unless sooner terminated as hereinafter provided and shall continue in effect from year to year thereafter,  but only so long as such continuance is specifically  approved,  at least annually,  by: (a)
the vote of a majority of the Fund's directors, or (b) the vote of a majority of the  outstanding  voting  securities  of the  Portfolio,  and (c) the  vote of a majority of those  directors who are not parties to this Agreement or interested persons of any such party  (except as directors of the Fund) cast in person at a meeting called for the purpose of voting on such approval. The terms "interested persons" and "vote of a majority of the  outstanding  voting  securities"  shall have the  meanings  respectively  set  forth in  Section  2(a)(19)  and  Section
2(a)(42) of the 1940 Act.

     This  Agreement  may be  terminated by DFA or by DFA Australia at any time, without penalty,  on ninety (90) days' written notice to the other party hereto, and may also be terminated at any time without penalty by the Board of Directors of the Fund or by vote of the  holders of a majority of the  outstanding  voting securities of the Portfolio on sixty (60) days' written  notice to DFA Australia by the Fund.

     This  Agreement  shall   automatically   terminate  in  the  event  of  its
assignment.  The term  "assignment"  for this purpose shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

     This Agreement shall automatically  terminate with respect to the Portfolio in the event that the Investment  Advisory  Agreement for the Portfolio  between
DFA and the Fund is terminated, assigned, or not renewed.

     5. DFA Australia will promptly notify DFA and the Fund of any change in the composition of its Board of Directors.

     6. Notice.  Any notice under this Agreement shall be in writing,  addressed and delivered or mailed,  postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices.

     IN WITNESS  WHEREOF,  DFA,  DFA  Australia,  and the Fund have  caused this
Agreement to be executed as of the day and year above written.

                               DIMENSIONAL FUND ADVISORS LP

                               By: DIMENSIONAL HOLDINGS INC.,
                                    General Partner

                               By:
                                     Name
                                     Title

                               DFA AUSTRALIA LIMITED

                               By:
                                     Name
                                     Title

                               DFA INVESTMENT DIMENSIONS GROUP INC.

                               By:
                                     Name
                                     Title